PROMISSORY NOTE

$ 63,250.00
                                                               November 17, 2005
                                                            Salt Lake City, Utah

         For value received, R Vision LLC (the "Maker"), promises to pay to Terry E. Landa, an individual residing in Salt Lake City, Utah, (the "Holder") or order, at said office or at such other place as may be designated from time to time in writing by Holder, the principal sum of sixty-three thousand two-hundred fifty dollars ($63,250.00). This Note shall accrue interest at the rate of nine percent (9%) per annum until paid in full.

         1. Maturity. This Note will automatically mature and be due and payable on December 31, 2005. Notwithstanding the foregoing, the entire unpaid principal sum of this Note shall become immediately due and payable upon the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Maker.

         2. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Maker. Prepayment of this Note may be made at any time without penalty.

         3. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Maker.

         4. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

         5. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number.

         6. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Maker and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Maker and Holder.

         7. Action to Collect on Note. If action is instituted to collect on this Note, the Maker promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

         8. Loss of Note. Upon receipt by the Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Maker (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Maker will make and deliver in lieu of such Note a new Note of the like tenor.

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         9. Default. If the obligations to pay principal interest and other sums, obligations and liabilities of any nature whatsoever which may or shall become due to Holder under the terms of this Note, or any portion thereof, are not paid in full when due, the Maker shall thereafter pay interest on the principal balance and any other amount due and owing, at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year), equal to the lesser of (a) eighteen percent (18%) per annum, and (b) the maximum rate permitted under applicable law, from and including the date of such acceleration or the due date, as the case may be, until the obligations or such portion thereof are paid in full.

         10. Conversion. Maker may convert principal into shares through the private placement scheduled to close with the consolidation of R Vision LLC, Custom Federal and Eagle Lake Incorporated.

MAKER:

R VISION LLC


By: /s/ Gregory E. Johnston
   Gregory Johnston

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